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                                                                    Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

As independent public accountants, we hereby consent to the inclusion of our report dated November 18, 1996 on the consolidated financial statements of UIH Australia/Pacific, Inc. included in or made a part of this registration statement.

                                           ARTHUR ANDERSEN LLP


Denver, Colorado
   November 18, 1996